Exhibit 99.1

Compass Diversified Completes Partnership with Leading “Better-for-You” Feminine Care Brand The Honey Pot Company
WESTPORT, Conn., February 1, 2024 -- Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, today announced the completion of the Company’s previously announced partnership with The Honey Pot Company, LLC (“The Honey Pot Co.”), pursuant to an agreement entered into on January 14, 2024.
Based in Atlanta, Georgia, the idea for The Honey Pot Co.’s feminine wash began in an apartment kitchen in 2012, fueled by Co-Founder Beatrice Dixon’s personal experiences and ultimate desire to change how the world uses and perceives feminine care products. Today, The Honey Pot Co. provides a complete feminine care system – powered by plant-derived ingredients and clinically tested formulas – with a diverse set of products across the feminine hygiene, menstrual, consumer health and sexual wellness categories.
The acquisition was completed for an enterprise value of $380 million (excluding working capital, other customary adjustments, and acquisition related costs). The Honey Pot Co.’s co-founders and management team invested alongside CODI and will retain a significant minority stake in the business. Beatrice Dixon - the company’s Co-Founder, CEO, and Chief Innovation Officer - will continue to lead The Honey Pot Co. in her current role.
“We are excited to have completed our partnership with The Honey Pot Co. and look forward to working with Beatrice and her talented team,” said Elias Sabo, CEO of Compass Diversified. “Pairing CODI’s resources with The Honey Pot Co.’s disruptive products will allow us to further their commitment to innovation, education, and self-care while also positioning us to capitalize on what we expect to be significant growth runway ahead.”
Ms. Dixon commented, “The completion of this deal with CODI is a big step forward for our company. We are now better positioned to amplify our impact as we continue to fulfill our mission of destigmatizing feminine care and further democratizing holistic wellness.”
Perella Weinberg Partners served as exclusive financial advisor and Winston & Strawn LLP acted as legal counsel to The Honey Pot Co., while Gibson, Dunn & Crutcher LLP represented The Honey Pot Co.’s management. William Blair & Company acted as exclusive financial advisor and Ropes & Gray LLP acted as legal counsel to Compass Diversified.
About The Honey Pot Co.
The Honey Pot Company is a leading feminine care brand, powered by plant-derived ingredients and clinically tested formulas. Founded in 2012 by CEO Beatrice Dixon, The Honey Pot Company is rooted in the belief that all products should be made with healthy and efficacious ingredients that are kind to and safe for skin. The company offers an extensive range of holistic wellness products across the feminine hygiene, menstrual, consumer health, and sexual wellness categories. The Honey Pot Company’s mission is to educate, support, and provide consumers around the world with tools and resources that promote menstrual health and vaginal wellness. Their products can be found in more than 33,000 stores across the U.S. including Target, Walmart, CVS, and Walgreens, as well as online. For more information on The Honey Pot Company, please visit thehoneypot.co.
About Compass Diversified (“CODI”)
Since its founding in 1998 and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer, and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance and management of The Honey Pot Co. and CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating The Honey Pot’s business or fully realizing cost savings and other benefits; business disruption following the closing of the transaction; changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

Media Relations
Mediainquiry@compassdiversified.com
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com